Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO FINANCING AGREEMENT

FIRST AMENDMENT, dated as of January 2, 2014 (this “First Amendment”), to the Financing Agreement, dated as of December 11, 2012 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Financing Agreement”), by and among OTG Consolidated Holdings, Inc., a Pennsylvania corporation (the “Parent”), OTG Management, Inc., a Pennsylvania corporation (“OTG”, and together with Parent, the “Parent Guarantors”), OTG Management, LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary of the Parent and the Borrower listed as a “Subsidiary Guarantor” on the signature pages thereto or which becomes a Subsidiary Guarantor (as defined in the Financing Agreement) pursuant thereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”, and together with the Parent Guarantors, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Highbridge Principal Strategies, LLC (“Highbridge”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), Highbridge as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” and together with the Administrative Agent, each an “Agent” and, collectively, the “Agents”).

WHEREAS, the Loan Parties, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.           Defined Terms. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.           Amendments.

(a)          Recitals. The recitals of the Financing Agreement are hereby amended by replacing the amount “$90,000,000” where it appears in clause (b) thereof with “$200,000,000”.

(b)          New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

“ “Additional Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans to the Borrower on and after the First Amendment Effective Date in the amount set forth in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“ “Approved Joint Ventures” means (a) the 2-unit joint venture at JFK Terminal 2 where the JV Partner is a 30% partner in the JV Entity and the applicable Loan Party is a 70% partner in the JV Entity, (b) the 2-unit joint venture at Philadelphia Terminal F where the JV Partner is a 10% partner in the JV Entity and the applicable Loan Party is a 90% partner in the JV Entity, and (c) the multiple-unit joint venture at Reagan Terminal A where the JV Partner is a 35% partner in the JV Entity and the applicable Loan Party is a 65% partner in the JV Entity.”

“ “Credit Card Acknowledgments” means, with respect to the Loan Parties, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of the Collateral Agent acknowledging the Collateral Agent’s first priority lien on and security interest in the monies due and to become due to the Loan Parties (including credits and reserves) under the Credit Card Agreements of such Loan Parties, and agreeing to transfer all such amounts to a Cash Management Account subject to a Cash Management Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

“ “Credit Card Agreements” means, with respect to the Loan Parties, all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by any Loan Party with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 6.01(rr).”

“ “Credit Card Issuer” means any Person (other than any Loan Party) who issues or whose members issue credit or debit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.”

“ “Credit Card Processor” means, with respect to each Loan Party, any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Loan Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“ “Engineering Consultant” means a third party engineering consultant, if any, retained by the Agents to monitor the Permitted Projects and the incurrence of the Specified Expenditures and to perform such other functions related thereto as may be requested by the Agents.”

“ “Existing Delayed Draw Term Loan Indebtedness” has the meaning specified therefor in Section 2.01(a)(iv).”

“ “First Amendment” means the First Amendment to this Agreement, dated as of January 2, 2014, among, inter alios, the Borrower, the Agents and the Lenders.”

“ “First Amendment Effective Date” means the date on which the First Amendment shall become effective in accordance with its terms.”

“ “Initial Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans to the Borrower on and after the Effective Date in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“ “JV Partner” has the meaning specified therefor in Section 7.02(e)(v).”

“ “LaGuardia-C Approved Budget” means a written budget in form and substance satisfactory to the Agents describing in reasonable detail the expenditures to be made in connection with the LaGuardia-C Project.”

“ “LaGuardia-C Project” means the project at Terminal C at LaGuardia Airport.”

“ “Newark Approved Budget” means a written budget in form and substance satisfactory to the Agents describing in reasonable detail the expenditures to be made in connection with the Newark Project.”

“ “Newark Project” means the project at the Newark Liberty International Airport.”

“ ‘Permitted Chef Expenses” means any costs and expenses incurred under a restaurant concept development agreement entered into in connection with business development in an amount not to exceed (i) $2,510,000 in respect of the Newark Project during the term of this Agreement, (ii) $1,150,000 in respect of the Reagan-A Project during the term of this Agreement, (iii) $550,000 in respect of the Philadelphia-B Project during the term of this Agreement, and (iv) $75,000 individually or $250,000 in the aggregate on a consolidated basis for the Loan Parties and their Subsidiaries during any 4 consecutive fiscal quarters in respect of all Permitted Projects in the aggregate (other than those identified in clauses (i) through (iii) above).”

“ “Philadelphia-B Approved Budget” means a written budget in form and substance satisfactory to the Agents describing in reasonable detail the expenditures to be made in connection with the Philadelphia-B Project.”

“ “Philadelphia-B Project” means the project at Terminal B at the Philadelphia International Airport.”

“ “Reagan-A Approved Budget” means a written budget in form and substance satisfactory to the Agents describing in reasonable detail the expenditures to be made in connection with the Reagan-A Project.”

“ “Reagan-A Project” means the project at Terminal A at Ronald Reagan National Airport.”

“ “Salvatore Equityholders” means John Salvatore and each of his Family Members and Family Trusts.”

“ “Specified Expenditures” means the expenditures made by any Loan Party or any of its Subsidiaries in connection with a Permitted Project to the extent that such expenditures consist of, or relate to, constructions costs, business development costs, start-up and pre-opening costs, refurbishment expenses, buyout expenses or other line items included in the applicable approved budget(s) for any Permitted Project.”

“ “Total Additional Delayed Draw Term Loan Commitment” means the sum of the amounts of the Lenders’ Additional Delayed Draw Term Loan Commitments.”

(c)          Existing Definitions.

(i)           The definition of “Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended by (A) amending and restating subclause (a)(vi) thereof in its entirety to read as follows:

“(vi) extraordinary business development expenses incurred by the Parent or any of its Subsidiaries or any JV Entity, in each case, to the extent acceptable to the Agents in their sole discretion exercised reasonably; provided that in no event shall (A) the aggregate amount of such expenses exceed $1,500,000 in any twelve month period commencing with the twelve month period ending December 31, 2014 (other than Permitted Chef Expenses), or (B) such expenses include payments to any Person that is employed on a full time basis by OTG, the Parent or any of their Subsidiaries,”,

(B) deleting “and” at the end of subclause (a)(vii) thereof, (C) inserting the following subclause (ix) after subclause (a)(viii) thereof:

“(ix) solely for purposes of Consolidated EBITDA as used in Section 5.03(f) and Section 7.03 (including the defined terms used therein), and not for any other purpose, $10,000,000 until the earlier to occur of (A) the first date on which Consolidated EBITDA solely attributable to the Newark Project for the twelve-month period ending immediately prior to such date (without giving effect to any add back to Consolidated Net Income permitted by this clause (ix)) exceeds $10,000,000 and (B) December 31, 2014,”, and (D) inserting the following to the end thereof:

It is understood and agreed that in no event shall any costs or expenses in connection with management or consulting or similar agreements (including, without limitation, any restaurant concept development agreement entered into in connection with business development) be added back to the computation of Consolidated EBITDA of OTG and the Parent and its Subsidiaries pursuant to clauses (vi) and (ix) of the definition of “Consolidated EBITDA” or otherwise (other than Permitted Chef Expenses to the extent permitted to be included in the calculation of clause (vi) above).”.

(ii)         The definition of “Applicable Prepayment Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ “Applicable Prepayment Premium” means, as of any date of determination, solely with respect to any payment of any Delayed Draw Term Loan or the Term Loan (other than any payment made pursuant to Section 2.05(c)(i)), an amount equal to: (i) during the period from and after the First Amendment Effective Date up to and including the date that is the first anniversary of the First Amendment Effective Date, the Make-Whole Premium; (ii) during the period after the date that is the first anniversary of the First Amendment Effective Date up to and including the date that is the second anniversary of the First Amendment Effective Date, 1.0% times the outstanding principal balance of the Loans being repaid, and (iii) during any period after the date that is the second anniversary of the First Amendment Effective Date, 0.0%.”

(iii)        The definition of “Delayed Draw Term Loan Commitment” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ “Delayed Draw Term Loan Commitment” means an Initial Delayed Draw Term Loan Commitment and/or an Additional Delayed Draw Term Loan Commitment.”

(iv)         The definition of “Fee Letter” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Fee Letter” means the Amended and Restated Fee Letter, dated as of January 2, 2014, by and between the Borrower and the Collateral Agent.

(v)          The definition of “JV Entity” in Section 1.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“ “JV Entity” means (i) each Person identified on Schedule 1.01(B) and (ii) any other Person (A) whose Capital Stock is owned by a Loan Party and another Person approved in writing by the Agents, (B) that is a party to a Concession Agreement and (C) that is approved in writing by the Agents.”

(vi)         The definition of “Permitted Indebtedness” in Section 1.01 of the Financing Agreement is hereby amended by amending clause (g) thereof to replace the amount “$100,000,000” where it appears therein with “$160,000,000”.

(vii)        The definition of “Permitted Project” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ “Permitted Project” means a new project at an airport terminal listed on Schedule 1.01(E) hereto; provided that if, after December 31, 2015, (i) the Newark Project, the Philadelphia-B Project and the Reagan – A Project are substantially complete (as determined by the Agents in their sole discretion), (ii) the Borrower has provided to the Agents evidence (in form and substance satisfactory to the Agents) that the Borrower has funds on-hand to pay all costs necessary to complete the Newark Project, the Philadelphia-B Project and the Reagan–A Project, (iii) the Loan Parties are in compliance with the covenant in Section 7.02(z), (iv) the principal amount of the Loans drawn under this Agreement and Mezzanine Notes issued under the Mezzanine Note Purchase Agreement in respect of each of the Newark Project, the Philadelphia-B Project and the Reagan–A Project is less than or equal to the amounts specified for each such Permitted Project on Schedule 1.01(E), and (v) no Default or Event of Default has occurred and is continuing, the term “Permitted Project” will also include other new airport terminal projects; provided that (1) (x) any project with an initial budget expenditure in excess of $35,000,000 for any one airport terminal (as opposed to the airport as a whole), and (y) projects in airports that have less than 7 million annual enplanements shall only be a Permitted Project to the extent approved by the Agents in their sole discretion, and (2) the amount permitted to be expended on such additional Permitted Projects shall not exceed the difference between the amounts permitted to be expended in respect of the Newark Project, the Philadelphia-B Project and the Reagan–A Project and the amounts actually expended in respect of the Newark Project, the Philadelphia-B Project and the Reagan–A Project; provided further that, following the completion (or abandonment, as the case may be) of the Newark Project, the Philadelphia-B Project and the Reagan–A Project and without the requirements in subclauses (1) or (2) of the immediately preceding proviso above, “Permitted Project” shall include any new project at an airport terminal for an aggregate cost of up to $50,000,000, solely to the extent such amount is funded out of the Net Cash Proceeds of a sale of common Capital Stock in the Borrower or an equity contribution to the Borrower (where such Net Cash Proceeds have not been used for any other purpose) and is used by the Borrower to pay all costs necessary to complete such additional project.”

(viii)      The definition of “Total Delayed Draw Term Loan Commitment” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ “Total Delayed Draw Term Loan Commitment” means the sum of (a) the amount of the Lenders’ Initial Delayed Draw Term Loan Commitments and (b) the amount of the Lenders’ Additional Delayed Draw Term Loan Commitments.”

(d)          Section 2.01(a) (Commitments). Section 2.01(a) of the Financing Agreement is hereby amended by (i) deleting “and” at the end of clause (ii) thereof, (ii) replacing the period at the end of clause (iii) thereof with “; and” and (iii) inserting the following clause (iv) after clause (iii) thereof:

“(iv)           notwithstanding anything to the contrary contained in this Section 2.01(a), the Loan Parties hereby acknowledge, confirm and agree that (A) immediately prior to the First Amendment Effective Date, the outstanding principal amount of the Delayed Draw Term Loans is equal to $28,300,000 (such Indebtedness being hereinafter referred to as the “Existing Delayed Draw Term Loan Indebtedness”), (B) such Existing Delayed Draw Term Loan Indebtedness shall not be repaid on the First Amendment Effective Date, but rather shall be re-evidenced by this Agreement as a portion of the Delayed Draw Term Loan outstanding hereunder, (C) the additional Delayed Draw Term Loans made on and after the First Amendment Effective Date shall be in an aggregate amount not to exceed the Total Additional Delayed Draw Term Loan Commitment, and (D) for all purposes of this Agreement and the other Loan Documents, the sum of the Existing Delayed Draw Term Loan Indebtedness immediately prior to the First Amendment Effective Date and any additional Delayed Draw Term Loans made on and after the First Amendment Effective Date shall constitute the Delayed Draw Term Loans.”

(e)          Section 2.05(c)(iii) (Permitted Project). Section 2.05(c)(iii) of the Financing Agreement is hereby amended by adding the following language to the end of clause (B) thereof:

“or a Permitted Project to the extent expressly permitted pursuant to the terms of the final proviso of the definition of the term “Permitted Project”

(f)           Section 5.02 (Conditions Precedent to Delayed Draw Term Loans). Section 5.02 of the Financing Agreement is hereby amended by (i) deleting “and” at the end of clause (a) thereof, (ii) replacing the period at the end of clause (b) thereof with “, and” and (iii) inserting the following clauses (c), (d), (e), (f) and (g) after clause (b) thereof:

“(c) to the extent that any proceeds of any Delayed Draw Term Loan are to be used to fund any expenditures in connection with the LaGuardia-C Project, the Agents and the Engineering Consultant shall have received a schedule showing the expenditures for the LaGuardia-C Approved Budget that will be paid with such proceeds, which shall be in form and substance satisfactory to the Agents and the Engineering Consultant, (d) to the extent that any proceeds of any Delayed Draw Term Loan are to be used to fund any expenditures in connection with the Newark Project, the Agents and the Engineering Consultant shall have received a schedule showing the expenditures for the Newark Approved Budget that will be paid with such proceeds, which shall be in form and substance satisfactory to the Agents and the Engineering Consultant, (e) to the extent that any proceeds of any Delayed Draw Term Loan are to be used to fund any expenditures in connection with the Philadelphia-B Project, the Agents and the Engineering Consultant shall have received a schedule showing the expenditures for the Philadelphia-B Approved Budget that will be paid with such proceeds, which shall be in form and substance satisfactory to the Agents and the Engineering Consultant, (f) to the extent that any proceeds of any Delayed Draw Term Loan are to be used to fund any expenditures in connection with the Reagan-A Project, the Agents and the Engineering Consultant shall have received a schedule showing the expenditures for the Reagan-A Approved Budget that will be paid with such proceeds, which shall be in form and substance satisfactory to the Agents and the Engineering Consultant, and (g) following the borrowing of Delayed Draw Term Loans in an aggregate principal amount of $42,000,000 on and after the First Amendment Effective Date, (i) no further Delayed Draw Term Loans shall be made until $28,000,000 of principal amount of Mezzanine Notes are issued under the Mezzanine Note Purchase Agreement, and (ii) thereafter, no Delayed Draw Term Loan shall be made unless simultaneously therewith, Mezzanine Notes are issued under the Mezzanine Note Purchase Agreement to the extent necessary such that the principal amount of Delayed Draw Term Loans borrowed since the First Amendment Effective Date does not exceed 60% of the sum of the aggregate principal amount of Delayed Draw Term Loans borrowed and Mezzanine Notes issued after the First Amendment Effective Date.”

(g)           Section 6.01(1) (Nature of Business). Section 6.01(1) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(1)           Nature of Business. No Loan Party is engaged in any lines of business other than (i) the operation of (A) concession concepts for food and beverage services and (B) retail concepts at airports located in the United States or Canada, concept development and licensing related thereto, and businesses reasonably related thereto and (ii) the licensing of iPad or other computer or tablet software to third parties.”

(h)           Section 6.01(t) (Use of Proceeds). Section 6.0l(t) of the Financing Agreement is hereby amended by amending and restating subclause (a)(iii) thereof in its entirety to read as follows:

“The proceeds of the Delayed Draw Term Loans will be used to (a) finance the Permitted Projects at airports, including, without limitation, start-up and preopening costs (including security deposits), (b) in connection with projects at airports described in clause (a), collateralize letter of credit obligations, if necessary, (c) repurchase the Borrower Warrants held by Octavian in an aggregate amount not to exceed $4,500,000 and the Borrower Warrants held by Ares in an aggregate amount not to exceed $6,000,000 (to the extent permitted hereunder), and (d) pay a one-time distribution on the First Amendment Effective Date to OTG to permit OTG to pay a distribution to Eric Blatstein, in the amount of $1,000,000; provided that, (x) with respect to any such proceeds that are to be used to fund expenditures in connection with the LaGuardia-C Project, the Newark Project, the Philadelphia-B Project or the Reagan-A Project, such expenditures shall be made in accordance with the LaGuardia-C Approved Budget, the Newark Approved Budget, the Philadelphia-B Approved Budget or the Reagan-A Approved Budget, as applicable (and shall be verified by the Engineering Consultant), as the same may be updated, modified or supplemented from time to time pursuant to any update, modification or supplement delivered in writing to, and approved by, the Agents and (y) with respect to any such proceeds that are to be used to fund expenditures in connection with any Permitted Project, such expenditures shall not cause the aggregate amount of Specified Expenditures made by the Loan Parties and their Subsidiaries in respect of such Permitted Project to exceed by any amount the applicable dollar limit listed on Schedule 1.01(E) under the column “Specified Expenditures Limit” (or, in the case of any Permitted Project other than Minneapolis-Saint Paul International Airport and Toronto Pearson International Airport, by more than 5.0% of such limit) (in each case, as determined on a project by project basis);”

(i)           Section 6.01 (Representations and Warranties). Section 6.01 of the Financing Agreement is hereby amended by inserting the following clause (rr) after clause (qq) thereof:

“(rr) Credit Card Agreements. Set forth in Schedule 6.01(rr) is a correct and complete list of all of the Credit Card Agreements existing as of the First Amendment Effective Date between and/or among any Loan Party, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates. The Credit Card Agreements constitute all of such agreements necessary for each Loan Party to operate its business as presently conducted with respect to credit cards and debit cards. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights. To the knowledge of each Loan Party, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Each Loan Party and, to each Loan Party’s knowledge, the other parties thereto, have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Loan Party to be entitled to receive all payments thereunder. The Loan Parties have delivered, or caused to be delivered to the Agents, true, correct and complete copies of all of the Credit Card Agreements.”

(j)          Section 7.01(a) (Reporting Requirements). Section 7.01(a) of the Financing Agreement is hereby amended by (i) deleting “and” at the end of subclause (v)(A) thereof, (ii) replacing the semicolon at the end of subclause (v)(B) thereof with “, and”, (iii) inserting the following subclauses (C) and (D) after subclause (v)(B) thereof:

“(C) setting forth the Borrower’s cash flow forecast for the forthcoming 13-week period, and (D) setting forth an income statement and cash flow statement for each terminal on a standalone basis.”,

and (iv) deleting “and” at the end of subclause (xxiii) thereof, (v) renumbering subclause (xxiv) thereof as (xxx), and (vi) inserting the following subclauses (xxiv), (xxv), (xxvi), (xxvii), (xxvii) and (xxiv) after clause (xxiii) thereof:

“(xxiv) as soon as available and in any event within 30 days after the end of each month commencing with the first fiscal month ending after First Amendment Effective Date, a status report on the progress of the LaGuardia-C Project, including a report setting forth the variances between the actual expenditures made in connection with the LaGuardia-C Project and the expenditures set forth in the LaGuardia-C Approved Budget and such other information as may be requested by the Engineering Consultant,

(xxv) as soon as available and in any event within 30 days after the end of each month commencing with the first fiscal month ending after the First Amendment Effective Date, a status report on the progress of the Newark Project, including a report setting forth the variances between the actual expenditures made in connection with the Newark Project and the expenditures set forth in the Newark Approved Budget and such other information as may be requested by the Engineering Consultant,

(xxvi) as soon as available and in any event within 30 days after the end of each month commencing with the first fiscal month ending after First Amendment Effective Date, a status report on the progress of the Philadelphia-B Project, including a report setting forth the variances between the actual expenditures made in connection with the Philadelphia-B Project and the expenditures set forth in the Philadelphia-B Approved Budget and such other information as may be requested by the Engineering Consultant,

(xxvii) as soon as available and in any event within 30 days after the end of each month commencing with the first fiscal month ending after First Amendment Effective Date, a status report on the progress of the Reagan-A Project, including a report setting forth the variances between the actual expenditures made in connection with the Reagan-A Project and the expenditures set forth in the Reagan-A Approved Budget and such other information as may be requested by the Engineering Consultant,

(xxviii) as soon as available, but in any event not later than 5 Business Days after receipt by any Loan Party, the monthly statements received by any Loan Party from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be reasonably sufficient to enable the Agents to monitor the transactions pursuant to the Credit Card Agreements,

(xxix) as soon as available and in any event within 30 days after the end of each month, a report in form and substance satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete setting forth (A) the aggregate amount of Specified Expenditures made with respect to each Permitted Project during such month, (B) as of the last day of such month, the aggregate amount of Specified Expenditures made with respect to each Permitted Project and (C) with respect to each Permitted Project, as of the last day of such month, the amount of the unused portion of the applicable dollar limitation set forth for such Permitted Project on Schedule 1.01(E), and”.

(k)           Section 7.01(b)(i) (Additional Guarantees and Collateral Security). Section 7.01(b)(i) of the Financing Agreement is hereby amended by (i) deleting “and” at the end of subclause (C) thereof, (ii) renumbering clause (D) thereof as clause (E) and (iii) inserting the following clause (D) after clause (C) thereof:

“(D) Credit Card Acknowledgements with respect to any Credit Card Agreements of such Subsidiary, and”.

(1)           Section 7.01(k) (Further Assurances). Section 7.01 of the Financing Agreement is hereby amended by inserting the following parenthetical immediately prior to the period at the end of clause (iv) contained in the first sentence thereof:

“(including, without limitation, upon the occurrence of an Event of Default, causing each Credit Card Issuer and Credit Card Processor to direct all payments (due to any Loan Party) of all credit card charges submitted by any Loan Party to such Credit Card Issuer and Credit Card Processor to the Collection Accounts)”.

(m)          Section 7.01 (Affirmative Covenants). Section 7.01 of the Financing Agreement is hereby amended by inserting the following clauses (x), (y), (z) and (aa) after clause (w) thereof:

“(x)           Credit Card Agreements. Each of the Loan Parties shall: (i) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or material breach of any of the terms of any of the Credit Card Agreements; (iii) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, or materially modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (A) any such Loan Party may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Loan Party; provided that such Loan Party shall give the Agents not less than 15 days’ prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements, and (B) any Loan Party may modify or amend any of the Credit Card Agreement, so long as such modification or amendment does not give the Credit Card Issuer or Credit Card Processor party thereto greater rights to setoff against amounts otherwise payable to such Loan Party or greater rights to cease or suspend payments to such Loan Party; (iv) not enter into any new Credit Card Agreements with any new Credit Card Issuer or Credit Card Processor unless (A) the Agents shall have received not less than 30 days’ prior written notice of the intention of such Loan Party to enter into such agreement (together with such other information with respect thereto as the Agents may request) and (B) such Loan Party delivers, or causes to be delivered to the Agents, a Credit Card Acknowledgment in favor of the Collateral Agent; and (v) furnish to the Agents, promptly upon the request of any Agent, such information and evidence as any Agent may reasonably require from time to time concerning the observance, performance and compliance by such Loan Party or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

(y)           Control Agreements. (A) Within 30 days of the First Amendment Effective Date (or such longer period as the Agents may agree), deliver to the Agents control agreements in form and substance satisfactory to the Agents with respect to each of the deposit accounts of each Loan Party maintained at Wells Fargo Bank, N.A., and TD Bank, N.A., (B) within 30 days of the first date on which the aggregate amount of funds held in deposit accounts of the Loan Parties maintained with Signature Bank exceeds $25,000, deliver to the Agents a control agreement in form and substance satisfactory to the Agents with respect to each of such deposit accounts and (C) within 30 days of the first date on which the aggregate amount of funds held in deposit accounts of the Loan Parties maintained with USB Bank PLC exceeds $100,000 (or if at any time all funds on deposit in any such account are not transferred to a deposit account of the Loan Parties that is subject to a control agreement in favor of the Collateral Agent within 5 Business Days of receipt thereof), deliver to the Agents a control agreement in form and substance satisfactory to the Agents with respect to each of such deposit accounts.

(z)           Credit Card Acknowledgments. Within 30 days of the First Amendment Effective Date, use commercially reasonable efforts to deliver to the Agents, in form and substance satisfactory to the Agents, Credit Card Acknowledgments with respect to each Credit Card Agreement of each Loan Party, duly executed by each of the parties thereto and in form and substance satisfactory to the Agents.

(aa)          Engineering Consultant. Provide, and cause each of its Subsidiaries and the JV Entities to provide, to the Engineering Consultant all information reasonably requested by the Engineering Consultant that is related to the Permitted Projects and/or the Specified Expenditures. The Borrower shall pay on demand all reasonable costs and expenses incurred by or on behalf of each Agent in connection with the services performed by the Engineering Consultant under this Agreement.

(bb)          Post-Closing Requirements.

(1)            Within (A) one Business Day following the First Amendment Effective Date, deliver to the Agents, in form and substance satisfactory to the Agents, evidence of the insurance required to be maintained hereunder, and (B) ten Business Days following the First Amendment Effective Date, deliver to the Agents, in form and substance satisfactory to the Agents, endorsements naming the Collateral Agent as loss payee and additional insured with respect to the insurance required to be maintained hereunder;

(2) Within 30 days following the First Amendment Effective Date, deliver to the Agents, in form and substance satisfactory to the Agents, evidence that the security interest in favor of LaSalle Bank, NA recorded on April 17, 2006 at Reel/Frame 3334/0942 at the U.S. Patent and Trademark Office against the mark JET ROCK BAR AND GRILL has been terminated and released of record.

(3) Within 30 days following the First Amendment Effective Date, deliver to the Agents, in form and substance satisfactory to the Agents, evidence that the state tax lien filed on October 31, 2012 against OTG Management, Inc. at Warrant ID# E-022968438-W002-9 in the amount of $53,955.60 has been paid in full and terminated of record.

(cc)           Updated Budgets. Within 30 days after the end of each fiscal month of the Parent and its Subsidiaries, commencing with the first fiscal month of the Parent and its Subsidiaries ending after the First Amendment Effective Date, the Borrower shall deliver to the Agents and the Lenders updated versions of each of the LaGuardia-C Approved Budget, the Newark Approved Budget, the Philadelphia-B Approved Budget and the Reagan-A Approved Budget, in each case, in form, substance and detail reasonably satisfactory to the Agents and the Engineering Consultant, which, upon acceptance thereof, shall be deemed to be the LaGuardia-C Approved Budget, the Newark Approved Budget, the Philadelphia-B Approved Budget and the Reagan-A Approved Budget, as applicable, for all purposes hereunder.”

(n)           Section 7.02(e) (Investments). Section 7.02(e) of the Financing Agreement is hereby amended by (i) amending and restating clause (i) in its entirety to read as follows:

“(i) investments in (A) JV Entities and Subsidiaries of the Loan Parties existing on the date hereof, as set forth on Schedule 6.0l(e) hereto and in the amounts existing on the date hereof, and investments by a Loan Party in Permitted Projects permitted to be made therein, (B) newly formed Subsidiaries or JV Entities (other than Approved Joint Ventures); provided that (x) at least 80% of the Equity Interests of such Subsidiary or JV Entity are owned by a Loan Party and (y) such Subsidiary or JV Entity becomes a Loan Party promptly following the formation thereof in accordance with the terms of Section 7.01(b), and (C) Approved Joint Ventures; provided that no Loan Party makes any investments in (or otherwise transfers any funds or assets into) any Approved Joint Venture in excess of (1) in the case of the 2-unit joint venture at JFK Terminal 2 described in clause (a) of the definition thereof, $620,944 (including loans of $167,655 to JV Partners permitted pursuant to clause (v) below) (which funds have been expended prior to the First Amendment Effective Date), (2) in the case of the 2-unit joint venture at Philadelphia Terminal F described in clause (b) of the definition thereof, $6,685,000 (which funds have been expended prior to the First Amendment Effective Date), and (3) in the case of the multiple unit joint venture at Reagan Terminal A described in clause (c) of the definition thereof, $14,500,000 (including loans of $4,567,500 to JV Partners permitted pursuant to clause (v) below).”

(ii) deleting “and” at the end of clause (iii) thereof, (iii) replacing the period at the end of clause (iv) thereof with “; and” and (iv) inserting the following clause (v) after clause (iv) thereof:

“(v) loans by a Loan Party to holders of the Capital Stock of an Approved Joint Venture or any JV Entity that is a Loan Party (other than any Loan Party) (each, a “JV Partner”); provided that (A) the amount of such loans does not exceed the lesser of (1) the required capital investment of such JV Partner in the applicable JV Entity, and (2) the amount permitted to be loaned by the Loan Party to the JV Partner under applicable law or regulation; (B) the amount of such loans reduces the amount of expenditures permitted to be made with respect to such Permitted Project, (C) the proceeds of such loans are contributed to the applicable JV Entity, (D) the Loan Party providing such loans shall be granted a perfected, first priority Lien on and security interest in 100% of the Capital Stock of each JV Entity (other than Capital Stock held by any Loan Party) that receives the proceeds of such loans and (E) no distributions shall be made by any JV Entity to any JV Partner until all loans made to such JV Partner pursuant to this clause (v) shall have been paid in full (except to the extent necessary for a JV Partner to make required debt service payments, if any, on amounts borrowed from third parties to fund any portion of the required capital investment of such JV Partner not funded by a Loan Party, which amount shall not exceed 15% of the required capital investment of such JV Partner).”

(o)          Sections 7.02(h) (Restricted Payments). Section 7.02(h) of the Financing Agreement is hereby amended by (i) replacing the amount “$2,500,000” where it appears in subclause (H) thereof with “$5,000,000”, (ii) amending and restating subclause (I) to read in its entirety as follows:

“(I) the Parent, OTG and the Borrower may purchase the Borrower Warrants held by (1) Ares for (x) cash consideration not to exceed $6,000,000 in the aggregate from and after the First Amendment Effective Date, plus (y) proceeds of common Capital Stock or Permitted Preferred Stock issued by the Parent, OTG or the Borrower specifically for such purpose and applied substantially contemporaneously to such purchase, plus (z) additional consideration in the form of a Deferred Note; provided that both before and after giving effect to any such proposed purchase (1) no Default or Event of Default shall have occurred and be continuing, and (2) the Loan Parties shall have delivered an officer’s certificate, with supporting calculations in reasonable detail, demonstrating that the Loan Parties are in compliance on a pro forma basis with the financial covenants contained in Section 7.03, as of the most recently-ended fiscal quarter of the Loan Parties, and (2) Highbridge (and its Affiliates and Related Funds) for (x) proceeds of common Capital Stock or Permitted Preferred Stock issued by the Parent, OTG or the Borrower specifically for such purpose and applied substantially contemporaneously to such purchase, plus (y) additional consideration in the form of a Deferred Note (the purchases described in clause (I) hereof, the “Specified Warrant Purchases”);”

and (iii) adding the following new subclause (J) to read in its entirety as follows:

“(J) so long as no Event of Default shall have occurred and be continuing or would result from the making of any such payment, the Borrower may make advances against future dividends payable by the Parent to the Salvatore Equityholders in an aggregate amount not to exceed $300,000 in any Fiscal Year.”.

(p)          Section 7.02(u) (Blatstein Compensation). Section 7.02(u) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(u)          Blatstein Compensation. Pay or accrue total compensation during any Fiscal Year to Eric J. Blatstein in an aggregate amount in excess of the sum of (i) $2,000,000 (such amount, the “Base Amount”) per Fiscal Year; provided that, commencing with the Fiscal Year beginning January 1, 2015, the Base Amount for any Fiscal Year shall be increased by $250,000 for every $5,000,000 by which Consolidated EBITDA of OTG and the Parent and its Subsidiaries for the immediately prior Fiscal Year exceeds $35,000,000; provided further that in no event shall the aggregate amount of compensation paid to Eric J. Blatstein pursuant to this clause (i) exceed $5,000,000 in any Fiscal Year, (ii) $60,000 per Fiscal Year for expenses related to his office in New York, New York and (iii) the deemed distributions made to Eric J. Blatstein permitted pursuant to Section 7.02(h).”.

(q)          Section 7.02(w) (Management and Consulting Agreements). Section 7.02(w) of the Financing Agreement is hereby amended by deleting the proviso therein.

(r)           Section 7.02(z) (Specified Expenditures). Section 7.02 of the Financing Agreement is hereby amend by inserting the following clause (z) after clause (y) thereof:

“(z)          Specified Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Specified Expenditures (i) that would cause the aggregate amount of all Specified Expenditures made by the Loan Parties and their Subsidiaries in respect of each Permitted Project to exceed by any amount the applicable dollar limit listed on Schedule 1.01(E) under the column “Specified Expenditures Limit” (or, in the case of any Permitted Project other than Minneapolis-Saint Paul International Airport and Toronto Pearson International Airport, by more than 5.0% of such limit) (in each case, as determined on a project-by-project basis) and (ii) with respect to the LaGuardia-C Project, the Newark Project, the Philadelphia-B Project or the Reagan-A Project, (A) prior to delivering to the Agents and the Engineering Consultant a schedule showing the proposed expenditures for the LaGuardia-C Approved Budget, the Newark Approved Budget, the Philadelphia-B Approved Budget, or the Reagan-A Approved Budget, as applicable, which shall be in form and substance satisfactory to the Agents and the Engineering Consultant, or (B) other than in accordance with the LaGuardia-C Approved Budget, the Newark Approved Budget, the Philadelphia-B Approved Budget, or the Reagan-A Approved Budget, as applicable (and shall be verified by the Engineering Consultant), as the same may be updated, modified or supplemented from time to time pursuant to any update, modification or supplement delivered in writing to, and approved by, the Agents.”

(s)          Section 7.03(b) (Consolidated EBITDA). Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(b)          Consolidated EBITDA. Permit Consolidated EBITDA of OTG and the Parent and its Subsidiaries on a consolidated basis for any period of 4 consecutive fiscal quarters of OTG and the Parent and its Subsidiaries for which the last fiscal quarter ends on a date set forth below to be less than the amount set forth opposite such date:

Consolidated
Period Ending	EBITDA
December 31, 2013	$28,000,000
March 31, 2014	$28,000,000
June 30, 2014	$28,000,000
September 30, 2014	$28,000,000
December 31, 2014	$32,000,000
March 31, 2015	$32,000,000
June 30, 2015	$35,000,000
September 30, 2015	$35,000,000
December 31, 2015	$40,000,000
March 31, 2016	$40,000,000
June 30, 2016	$40,000,000
September 30, 2016	$40,000,000
December 31, 2016	$45,000,000
March 31, 2017	$45,000,000
June 30, 2017	$45,000,000

Period Ending	Consolidated EBITDA
September 30, 2017	$45,000,000
December 31, 2017 and each fiscal quarter ended thereafter	$50,000,000

(t)          Section 7.03(c) (First Lien Leverage Ratio). Section 7.03(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

(a)          First Lien Leverage Ratio. Permit the ratio of First Lien Indebtedness to Consolidated EBITDA of OTG and the Parent and its Subsidiaries on a consolidated basis as of the end of each period of four (4) consecutive fiscal quarters of OTG and the Parent and its Subsidiaries (the “First Lien Leverage Ratio”) for which the last quarter ends on the last day of the fiscal quarter set forth below to be greater than the applicable ratio set forth below:

Fiscal Quarter End	First Lien Leverage Ratio

First Fiscal Quarter of 2013	4.25 : 1.00

Second Fiscal Quarter of 2013	4.25 : 1.00

Third Fiscal Quarter of 2013	4.25 : 1.00

Fourth Fiscal Quarter of 2013	4.25 : 1.00

First Fiscal Quarter of 2014	4.25 : 1.00

Second Fiscal Quarter of 2014	4.25 : 1.00

Third Fiscal Quarter of 2014	4.25 : 1.00

Fourth Fiscal Quarter of 2014	4.25 : 1.00

First Fiscal Quarter of 2015	4.25 : 1.00

Second Fiscal Quarter of 2015	4.25 : 1.00

Third Fiscal Quarter of 2015	4.25 : 1.00

Fourth Fiscal Quarter of 2015	4.25 : 1.00

First Fiscal Quarter of 2016	4.13 : 1.00

Second Fiscal Quarter of 2016	4.00 : 1.00

Third Fiscal Quarter of 2016	3.88 : 1.00

Fourth Fiscal Quarter of 2016	3.75 : 1.00

First Fiscal Quarter of 2017	3.63 : 1.00

Second Fiscal Quarter of 2017	3.50 : 1.00

Third Fiscal Quarter of 2017	3.38 : 1.00

Fourth Fiscal Quarter of 2017	3.25 : 1.00

(u)          Section 8.03 (Status of Accounts Receivable and Other Collateral). Section 8.03 of the Financing Agreement is hereby amended by (i) deleting “and” at the end of clause (c) thereof, (ii) renumbering clause (d) thereof as clause (e) and (iii) inserting the following clause (d) after clause (c) thereof:

“(d) such Loan Party will, immediately upon learning thereof, report to the Agents, (i) any notice of a material default by any Loan Party under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Loan Party, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such Person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Loan Party from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, (iii) the failure of such Loan Party to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Loan Party; and”.

(v)          Section 9.01(s) (Events of Default). Section 9.01(s) of the Financing Agreement is hereby amended by (i) deleting “or” at the end of clause (w) thereof, (ii) inserting “or” at the end of clause (x) thereof and (iii) inserting the following clause (y) after clause (x) thereof:

“(y)          any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Loan Party to fund a reserve account or otherwise hold as collateral, or shall require any Loan Party to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Loan Party shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $3,000,000;”.

(w)         Schedules to Financing Agreement. The schedules to the Financing Agreement are hereby amended by deleting such schedules in their entirety and replacing such schedules to read as set forth on Annex I attached hereto, such schedules shall be deemed to qualify for all purposes the representations contained in such corresponding sections of the Financing Agreement.

3.            Conditions to Effectiveness. The effectiveness of this First Amendment is subject to the fulfillment, in a manner satisfactory to the Agents, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agents is hereinafter referred to as the “First Amendment Effective Date”):

(a)          Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in this First Amendment, ARTICLE VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the First Amendment Effective Date are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this First Amendment becoming effective in accordance with its terms.

(b)          Execution of Amendment. The Agents and the Lenders shall have executed this First Amendment and shall have received a counterpart to this First Amendment, duly executed by each Loan Party.

(c)          Payment of Fees, Etc. The Borrower shall have paid on or before the First Amendment Effective Date all fees, costs and expenses then payable by the Borrower pursuant to the Loan Documents, including, without limitation, Sections 2.06 and 12.04 of the Financing Agreement.

(d)          Delivery of Documents. The Collateral Agent shall have received on or before the First Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the First Amendment Effective Date:

(i)           a reaffirmation of the Blatstein Pledge Agreement, duly executed by Eric J. Blatstein;

(ii)          a reaffirmation of (A) the Subordination Agreement, dated December 11, 2012, made by Highland Investment Group and LGA Airport Restaurants, L.P. in favor of the Collateral Agent and the Mezzanine Agent, (B) the Subordination Agreement, dated December 11, 2012, made by Eric J. Blatstein in favor of the Collateral Agent and the Mezzanine Agent, (C) the Subordination Agreement, dated December 11, 2012, made by Highland Investment Group and Terminal One, L.P. in favor of the Collateral Agent and the Mezzanine Agent and (D) the Subordination Agreement, dated December 11, 2012, made by John Salvatore and OTG Management JFK, LLC in favor of the Collateral Agent and the Mezzanine Agent, in each case, duly executed by the parties thereto;

(iii)         a copy of (A) the LaGuardia-C Approved Budget, (B) the Newark Approved Budget, (C) the Philadelphia-B Approved Budget and (D) the Reagan-A Approved Budget, in each case, in form and substance satisfactory to the Agents;

(iv)         a copy of the first amendment to the Borrower Securityholders Agreement, duly executed by the Borrower, each shareholder of the Borrower and each holder of the Borrower Warrants and in form and substance satisfactory to the Collateral Agent;

(v)          to the extent there is a borrowing on the First Amendment Effective Date, a flow of funds agreement, duly executed by each Loan Party and each Secured Party;

(vi)         a copy of the first amendment to the Intercreditor Agreement, duly executed by the Collateral Agent and the Mezzanine Agent, and acknowledged by the Parent Guarantors and Eric J. Blatstein and in form and substance satisfactory to the Collateral Agent;

(vii)        a copy of the Fee Letter, duly executed by the Borrower and the Collateral Agent;

(viii)       a copy of the First Amendment to the Mezzanine Note Purchase Agreement, duly executed by each Loan Party, the Mezzanine Purchasers and the Mezzanine Agent and in form and substance satisfactory to the Collateral Agent and evidence that all conditions precedent to the effectiveness of such first amendment to the Mezzanine Note Purchase Agreement have been satisfied as of the First Amendment Effective Date;

(ix)         lien search results (including, without limitation, searches for any tax Lien and judgment Lien), listing all effective financing statements which name as debtor any Credit Party, together with copies of such financing statements, none of which shall cover any of the Collateral, except for Permitted Liens;

(x)          a copy of the resolutions of each Loan Party, certified as of the First Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the additional borrowings and transactions contemplated hereby and (B) the execution, delivery and performance by such Loan Party of this First Amendment, the performance of the Loan Documents as amended thereby, and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith;

(xi)         a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this First Amendment and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(xii)        a certificate of the appropriate official(s) of the jurisdiction of organization and each state of foreign qualification of each Loan Party (or other evidence reasonably satisfactory to Agents) certifying as of a recent date not more than 30 days prior to the First Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes due and payable by, such Loan Party in such states;

(xiii)       a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the First Amendment Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction (or, to the extent the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of such Loan Party has not been amended, modified or supplemented since the Effective Date, a certificate from an Authorized Officer of such Loan Party certifying that such charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of such Loan Party has not been amended, modified or supplemented since the Effective Date);

(xiv)       a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents of each Loan Party, together with all amendments thereto, certified as of the First Amendment Effective Date by an Authorized Officer of such Loan Party (or, to the extent the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents of such Loan Party have not been amended, modified or supplemented since the Effective Date, a certificate from an Authorized Officer of such Loan Party certifying that such charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents have not been amended, modified or supplemented since the Effective Date);

(xv)        an opinion of (A) in-house counsel to the Credit Parties, and (B) Weil, Gotshal & Manges LLP, counsel to the Loan Parties, in each case, in form and substance satisfactory to the Collateral Agent and as to such matters as the Collateral Agent may reasonably request;

(xvi)       a certificate of an Authorized Officer of the Borrower, certifying as to the matters set forth in subsection (a) of this Section 3;

(xvii)      a certificate of the chief financial officer of the Borrower (in substantially the form of the solvency certificate delivered on the Effective Date), certifying as to the solvency of (A) the Borrower, and (B) the Loan Parties and their respective Subsidiaries, on a consolidated basis, which certificate shall be satisfactory in form and substance to the Collateral Agent;

(xviii)     a copy of each Credit Card Agreement;

(xix)       a Notice of Security Interest – Trademarks, duly executed by OTG Experience, LLC; and

(xx)        such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e)          Warrant Repurchase. The Collateral Agent shall have received evidence that the Borrower Warrants held by Octavian have been (or concurrently with the funding of the Loans on the First Amendment Effective Date, will be) repurchased by the Borrower pursuant to the Purchase and Sale Agreement, dated as of December 23, 2013, by and among the Borrower and Octavian, on terms satisfactory to the Agents.

(f)           Legality. The making of any Loans shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

(g)          Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 of the Financing Agreement.

(h)          Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this First Amendment, the Financing Agreement, as amended hereby, and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

4.           Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)          Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this First Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)          Authorization, Etc. The execution, delivery and performance by each Loan Party of this First Amendment, and the performance of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its material properties, and (iii) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its material properties.

(c)          Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance of this First Amendment by the Loan Parties, and the performance of the Financing Agreement, as amended hereby.

(d)          Enforceability of the First Amendment. This First Amendment and the Financing Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms thereof, except as may be limited by all applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, and similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(e)          Status of MSP and Toronto. As of the First Amendment Effective Date, at least 95% of (i) the work to be completed and (ii) expenditures to be incurred by the Loan Parties or any of their Subsidiaries or any JV Entity, in each case, in connection with each of the projects at the Minneapolis-Saint Paul International Airport and the Toronto Pearson International Airport has been, in the case of clause (i), completed, and in the case of clause (ii), incurred pursuant to the terms of a binding agreement.

5.            Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this First Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date directly arising out of, connected with or related to this First Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

6.	Reaffirmation.

(a)          Borrower. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to the Collateral Agent, on behalf and for the benefit of each Agent and each Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

(b)          Guarantors. Each Guarantor hereby (i) consents to this First Amendment; (ii) acknowledges and reaffirms all obligations owing by it to the Agents and Lenders under any Loan Document to which it is a party and represents and warrants that, after giving effect to this First Amendment, all of its representations and warranties contained in the Loan Documents to which such Guarantor is a party are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), (iii) agrees that each Loan Document to which it is a party is and shall remain in full force and effect and shall not be impaired or otherwise affected by the execution of this First Amendment or any other document or instrument delivered in connection herewith; and (iv) ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted by it, pursuant to and in connection with the Security Agreement and any other Loan Document to which such Guarantor is a party, to the Collateral Agent, on behalf and for the benefit of each of the Lenders, as collateral security for the Secured Obligations of such Guarantor, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Although each of the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Guarantors understands that the Agents and the Lenders shall have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

(c)          Existing Loans. The Borrower and the Guarantors hereby acknowledge and agree that (i) immediately prior to the First Amendment Effective Date, the aggregate outstanding principal amount of (A) the Term Loan is $100,000,000, (B) the Delayed Draw Term Loans is $28,300,000 and (C) the Revolving Loans is $0 and (ii) that such amounts are payable pursuant to the Financing Agreement as amended hereby without defense, offset, withholding, counterclaim, or deduction of any kind.

7.	Miscellaneous.

(a)          Consents. The Agents and the Lenders hereby consent to (i) the amendments set forth in the First Amendment to Mezzanine Note Purchase Agreement referred to in Section 3(d)(vii) above and (ii) the repurchases of the Borrower Warrants set forth in the Purchase and Sale Agreement referred to in Section 3(e) above.

(b)          Continued Effectiveness of the Financing Agreement and the Other Loan Documents. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (i) all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this First Amendment, and (ii) all references in the other Loan Documents to the “Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this First Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this First Amendment shall not operate as an amendment of any right, power or remedy of the Agents and the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(c)          Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this First Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this First Amendment.

(d)          Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

(e)          Costs and Expenses. The Borrower agrees to pay on demand all fees and reasonable out-of-pocket costs and expenses incurred by or on behalf of the Agents and the Lenders in connection with the preparation, execution and delivery of this First Amendment.

(f)          First Amendment as Loan Document. Each Loan Party hereby acknowledges and agrees that this First Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this First Amendment shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this First Amendment.

(g)          Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(h)          Governing Law. This First Amendment shall be governed by the laws of the State of New York.

(i)           Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS FIRST AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

OTG MANAGEMENT, LLC

By:
Name: Chris Redd
Title: General Counsel, Vice President and Secretary

PARENT GUARANTORS:

OTG MANAGEMENT, INC.
OTG CONSOLIDATED HOLDINGS, INC.

By:
Name: Christopher J. Redd
Title: General Counsel, Vice President and Secretary

First Amendment to Financing
Agreement

GUARANTORS:

OTG CONCEPTS FRANCHISING, LLC
OTG MANAGEMENT JFK, LLC
OTG JFK T5 VENTURE, LLC
LAGUARDIA USA, LLC
OTG MANAGEMENT YYZ, LLC
OTG MANAGEMENT T8, LLC
OTG MANAGEMENT TUCSON, LLC
OTG MANAGEMENT BOS, LLC
OTG MANAGEMENT DCA, LLC
OTG MANAGEMENT MIDWEST, LLC
OTG MANAGEMENT MCO, LLC
OTG MANAGEMENT PHL, LLC
OTG MANAGEMENT WEST, LLC
OTG EXPERIENCE, LLC
OTG MANAGEMENT EWR, LLC
AIRBEV, LLC
LGABEV, LLC
BISTRO ONE, LLC
TERMINAL D BAR & GRILL, LLC

By:
Name: Christopher J. Redd
Title: General Counsel, Vice President and Secretary

TERMINAL ONE, L.P.,
By: BISTRO ONE, LLC, its General Partner

By:
Name: Christopher J. Redd
Title: General Counsel, Vice President and Secretary

First Amendment to Financing
Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:
Name:
Title:

First Amendment to Financing
Agreement

LENDERS:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN FUND III, L.P.

By:	Highbridge Principal Strategies, LLC, as Trading Manager

By:
Name:
Title:

HIGHBRIDGE SPECIALTY LOAN SECTOR B INVESTMENT FUND, L.P.

By:	Highbridge Principal Strategies, LLC, as Trading Manager

By:
Name:
Title:

CHASE LINCOLN FIRST COMMERCIAL CORPORATION

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By:	Highbridge Principal Strategies, LLC, its Manager

By:
Name:
Title:

First Amendment to Financing
Agreement

FORETHOUGHT LIFE INSURANCE COMPANY

By:	Highbridge Principal Strategies, LLC, its Investment Manager

By:
Name:
Title:

LINCOLN INVESTMENT SOLUTIONS, INC.

By:	Highbridge Principal Strategies, LLC, its Investment Manager

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – NDT SENIOR LOAN FUND L.P.

By:	Highbridge Principal Strategies, LLC, its Manager

By:
Name:
Title:

First Amendment to Financing
Agreement

HIGHBRIDGE AIGUILLES ROUGES SECTOR B INVESTMENT FUND, L.P.

By:	Highbridge Principal Strategies, LLC as manager

By:
Name:
Title:

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED

By:	Highbridge Principal Strategies, LLC, its investment manager

By:
Name:
Title:

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	Highbridge Principal Strategies, LLC its Investment Manager

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN VG FUND, L.P.

By:	Highbridge Principal Strategies, LLC its Manager

By:
Name:
Title:

First Amendment to Financing
Agreement

ARES CAPITAL CORPORATION

By:
Name: Penni Roll
Title: Authorized Signatory

First Amendment to Financing
Agreement

REGIMENT CAPITAL SPECIAL SITUATIONS FUND V, L.P.
By: TCW Special Situations, LLC, acting solely as its investment manager

By:
Name: Matthew Whitcomb
Title: Managing Director